UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the

Securities and Exchange Act of 1934

Date of Report (Date of earliest reported event): October 15, 2009

GEOPHARMA, INC.

(Exact name of registrant as specified in charter)

Florida	001-16185	59-2600232
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6950 Bryan Dairy Road, Largo, Florida	33777
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (727) 544-8866

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.	Entry into a Material Definitive Agreement

Effective October 15, 2009, GeoPharma, Inc. (the “Company”) consummated its previously reported Second Amended and Restated Note Purchase Agreement (the “Second Restated Whitebox Agreement”) with Whitebox Pharmaceutical Growth Fund, Ltd. (“Whitebox”), pursuant to which the Company has issued two Second Amended and Restated 12% Secured Convertible Promissory Notes, one in the principal amount of $5,000,000 and one in the principal amount of $10,000,000 to Whitebox (collectively, the “Second Restated Notes”). Except for the addition of accreted principal in connection with the interest payments due in July and October 2009 (as described below), the total principal amount due to Whitebox immediately after the closing is the same as the principal amount due to Whitebox immediately prior to the closing. The Second Restated Notes replace and supersede all prior promissory notes issued to Whitebox, and the Second Restated Whitebox Agreement replaces and supersedes all prior note purchase agreements with Whitebox.

Among other things, the Second Restated Whitebox Agreement and Second Restated Notes amend the prior Whitebox agreements and notes as follows:

•	The Second Restated Notes require that the Company:

•	make monthly principal payments of $100,000, collectively, in cash, commencing on January 1, 2010 (and the first day of each month thereafter) until the Second Restated Notes are repaid; and

•

repay $2,500,000 of principal, collectively (the “Partial Balloon Payment”), in cash, on prior to July 1, 2012, provided that the Partial Balloon Payment will be reduced as a result of any Debt to Equity Exchanges (as defined below), any principal converted into equity and any prepayments of principal;

•

While the interest rate remains unchanged at 12%, the Second Restated Notes provide that the interest payments due in July and October of 2009 (for an aggregate total of $900,000) have accreted to principal (with $300,000 added to the principal of the $5,000,000 Second Restated Note and $600,000 added to the principal of the $10,000,000 Second Restated Note), and, commencing January 1, 2010, one-third of the interest will be payable in cash and the remaining two-thirds will be payable, at the option of Whitebox, by accreting such amount to principal or through the payment of shares of common stock based on 95% of the trading price of the stock at such time;

•

The Second Restated Notes reduce the conversion price of the notes (i.e., the price at which the notes can be converted into the Company’s common stock) from $4.36 per share to $0.75 per share with respect to the $5,000,000 Second Restated Note and to $1.50 per share with respect to the $10,000,000 Second Restated Note;

•	The Second Restated Notes provide that all remaining outstanding principal is due in cash on October 31, 2013;

•	The Second Restated Whitebox Agreement eliminates the “Current Asset Test” imposed by the prior agreement;

•

The Second Restated Whitebox Agreement allows the Company to attempt to arrange a working capital loan secured by the Company’s receivables and inventory, and further provides that if the Company is able to do so, Whitebox will subordinate its existing liens and security interests on the Company’s receivables and inventory on a dollar-for-dollar basis up to $2,000,000, provided that the working capital lender and Whitebox can mutually agree upon the terms of a subordination agreement (note: while the Company is attempting to arrange for such a working capital loan, there can be no assurances it will be able to do so);

•

The Second Restated Whitebox Agreement further provides that for every $1,000,000 of Second Restated Notes that are paid off by the Company or otherwise converted into equity by Whitebox, the Company will be permitted to incur an additional $500,000 under the forgoing working capital loan;

•

The Second Restated Whitebox Agreement allows Whitebox to exchange up to $250,000 of principal of the Second Restated Notes per month into shares of the Company’s common stock based on the closing price of the common stock at such time (the “Debt to Equity Exchange”), and provides that any amounts so exchanged will reduce the amount of the Partial Balloon Payment due by the Company to Whitebox on July 1, 2012 on a dollar-for-dollar basis;

•

The Second Restated Whitebox Agreement allows the Company to use $1,000,000 of the sales proceeds received from the sale of its real property located at 6950 Bryan Dairy Road, Largo, Florida 33777 or from the sale of at least $5,000,000 of common stock to repay in full $3,220,688.31 of the $10,000,000 Restated Note prior to December 15, 2009, provided that, in lieu of such cash payment, Whitebox has the right to convert such amount of the Note into common stock per the terms of the $10,000,000 Second Restated Note. While the Company is exploring both of such options, it has not committed to either and there can be no assurances it would be able to successfully close on either should it choose to proceed with either. The Second Restated Whitebox Agreement provides that if the Company does not so repay, or if Whitebox does not so convert, the $10,000,000 Second Restated Note prior to December 15, 2009, the Company must transfer the real property to Whitebox and further provides that if the Company does so (1) the outstanding principal amount of the $10,000,000 Second Restated Note will be reduced by $2,500,000 and (2) the Company will lease the property back from Whitebox pursuant to a lease to be entered into at such time; and

•

The Second Restated Whitebox Agreement requires that the Company issue 75,000 shares of common stock to Whitebox in partial consideration for its willingness to enter into the Second Restated Whitebox Agreement.

•	The Second Restated Whitebox Agreement eliminates Whitebox’s obligation to lend the “Subsequent Notes” contemplated by the prior note purchase agreement.

In connection with the Second Restated Whitebox Agreement, the Company also entered into and consummated a Securities Exchange Agreement dated October 15, 2009 (the “Exchange Agreement”) with Midsummer Investment Ltd. (“Midsummer”), pursuant to which Midsummer exchanged all of its outstanding 3,500 shares of Series B convertible preferred stock (the “Series B Preferred Stock”) into a total of 3,500 shares of Series C convertible preferred stock (the “Series C Preferred Stock”). In connection therewith, the Company has filed an amendment to its articles of incorporation with the State of Florida to create the Series C Preferred Stock (the “Certificate of Designation”). Among others, the Series C Preferred Stock differs from the Series B Preferred Stock as follows:

•	Immediately prior to the closing of the Exchange Agreement, the Series B Preferred Stock was paying an annual dividend of 14%. The Series C Preferred Stock pays an annual dividend of 10%.

•

The Series B Preferred Stock dividend was paid quarterly in shares of common stock if the Company met certain equity conditions at that time, and if the Company did not meet those equity conditions, in cash, unless funds were not legally available to pay such dividend in cash, in which event the holder could elect to (i) waive the equity conditions and take the dividend payment in shares of stock, (ii) allow the dividend to accrue to the next quarterly dividend payment or (iii) allow the dividend to be accreted to, and increase, the outstanding stated value of the Series B Preferred Stock. In contrast, the Series C Preferred Stock provides that the quarterly dividends automatically will be accreted to, and increase, the outstanding stated value of the Series C Preferred Stock until such time as the Whitebox Second Restated Notes have been repaid in full, at which time all future dividends are required to be paid in cash provided that funds are legally available for the payment of such dividends (and if funds are not so available, the dividends will again be accreted to, and increase, the outstanding stated value).

•

The Series B Preferred Stock was convertible into common stock at any time at the option of the holders of such shares. The Series C Preferred Stock cannot be converted until the earliest of (i) July 1, 2011, (ii) the date that the principal amount of the Whitebox Restated Notes is reduced to less than $5,000,000 and (iii) the trading price of the Company’s common stock is equal to or greater than $2.00 per share.

•	The conversion price for the Series B Preferred Stock was $4.36 per share of common stock. The conversion price for the Series C Preferred Stock is $1.50 per share of common stock.

•

The Series C Preferred Stock requires that the Company redeem $200,000 worth of Series C Preferred Stock, pro rata among all holders of such stock, on a monthly basis commencing immediately after the Whitebox Second Restated Notes have been repaid in full, and further requires the Company to redeem the balance of the Series C Preferred Stock on October 1, 2014. The Series B Preferred Stock contained no such provisions.

•	The Exchange Agreement requires that the Company issue 15,000 shares of common stock to Midsummer in partial consideration for its willingness to enter into the Exchange Agreement.

In connection with both the Second Restated Whitebox Agreement and the Exchange Agreement, certain members of the Company’s management agreed to vote their shares of common stock, representing approximately 37.8% of the Company’s outstanding shares of common stock, at the next shareholders meeting, in favor of (A) of the forgoing transactions, including the issuance of common stock upon conversion of the Second Restated Notes and the Series C Preferred Stock, and (B) an increase in the Company’s authorized shares of common stock in an amount sufficient to cover all of the shares issuable pursuant to the Second Restated Notes and upon conversion of the Series C Preferred Stock.

The issuance of the Second Restated Notes and the shares of common stock issuable thereunder and under the Series C Preferred Stock are exempt pursuant to Rule 506 of Regulation D and Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”). The exchange of the Series C Preferred Stock for the previously issued Series B

Preferred Stock is exempt pursuant to Sections 3(a)(9) and 18(b)(4)(C) of the Securities Act. No advertising or general solicitation was employed in offering the securities. The offerings and sales were made only to accredited investors, and the transfer of the Second Restated Notes has been restricted in accordance with the requirements of the Securities Act. The Company received written representations from the holders thereof regarding, among other things, their accredited status and investment intent.

A copy of the Second Restated Whitebox Agreement, the Second Restated Notes, the Exchange Agreement and the Certificate of Designation are attached hereto. The foregoing summary is qualified by reference to such documents.

ITEM 2.03.	Creation of a Direct Financial Obligation

See Item 1.01.

ITEM 3.02.	Unregistered Sales of Equity Securities

See Item 1.01.

ITEM 3.03.	Material Modification to Rights of Security Holders

See Item 1.01.

ITEM 5.03.	Amendments to Articles of Incorporation

See Item 1.01.

ITEM 9.01.	Financial Statements and Exhibits

(a) Financial Statements of Business Acquired.

Not applicable.

(b) Pro Forma Financial Information.

Not applicable.

(c) Exhibits.

3	Certificate of Designation Creating Series C Convertible Preferred Stock

10.1	Second Restated Whitebox Agreement

10.2	$10,000,000 Second Restated Note

10.3	$5,000,000 Second Restated Note

10.4	Exchange Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorize

GEOPHARMA, INC.
Date: October 21, 2009
/S/ MIHIR K. TANEJA
Mihir K. Taneja
Chief Executive Officer

/S/ CAROL DORE-FALCONE
Carol Dore-Falcone
Vice President and Chief Financial Officer